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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 of MedImmune, Inc., pertaining to the registration of 6,530,000 shares of MedImmune, Inc.'s common stock, of our report dated January 25, 2001, with respect to the consolidated financial statements of Aviron included in Aviron's Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                       /s/  Ernst & Young LLP

Palo Alto, California
January 15, 2002